Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS REPORTS RESULTS

FOR THIRD QUARTER 2010

Company Continues to Execute: Strong Organic Revenue Growth & Operational Performance

ENGLEWOOD, COLO. (October 26, 2010) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended September 30, 2010.

Key Financial Highlights:

•	Results for the quarter ended September 30, 2010, were as follows:

•	Total revenues were $133.7 million, an increase of seven percent over the same period in 2009.

•	Non-GAAP operating income was $26.9 million, or 20.2% of total revenues, and GAAP operating income was $22.5 million, or 16.8% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.59, and GAAP EPS from continuing operations was $0.35.

•	Cash flows from operations for the quarter were $18.5 million, which were negatively impacted by normal fluctuations in the timing of payments from certain clients at or around quarter end.

•	During the quarter, CSG repurchased $23.2 million (par value) of its 2004 2.5% senior subordinated convertible contingent debt securities due 2024 for approximately $24 million.

•	CSG successfully completed its data center migration efforts during the quarter, fully transitioning its outsourced data center services to Infocrossing LLC.

•

On September 24, 2010, CSG announced that it reached an agreement to acquire Intec Telecom, a United Kingdom-based international provider of Business Support Systems that serves 60% of the world’s top 100 communications service providers, for approximately $372 million.

“CSG had a very strong quarter, by doing what we do best—helping our clients run their operations more efficiently and roll out new services,” said Peter Kalan, president and chief executive officer of CSG Systems. “We continue to execute on all fronts, including in our operations and in sales, and we continue to make investments aimed at helping our clients be more successful and competitive in this ever-changing and highly complex market.”

CSG Systems International, Inc.

October 26, 2010

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	Percent Change	2010	2009	Percent Change
Revenues	$133,691	$124,548	7%	$395,300	$372,930	6%
Customer Accounts (end of period)	48,750	46,124	6%	48,750	46,124	6%
Non-GAAP Results:
Operating Income	$26,948	$22,465	20%	$76,424	$67,688	13%
Operating Income Margin	20.2%	18.0%	—	19.3%	18.2%	—
EPS	$0.59	$0.52	13%	$1.60	$1.52	5%
GAAP Results:
Operating Income	$22,522	$17,307	30%	$53,681	$58,473	(8)%
Operating Income Margin	16.8%	13.9%	—	13.6%	15.7%	—
EPS from continuing operations	$0.35	$0.29	21%	$0.72	$0.97	(26)%

CSG’s calculations of non-GAAP operating income and non-GAAP EPS exclude different items. The following table below outlines the exclusions from CSG’s non-GAAP financial measures.

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses	X	X
Intec acquisition-related charges	X	X
One-time adjustments to income tax reserves	—	X
Stock-based compensation	—	X
Amortization of acquired intangible assets	—	X
Amortization of original issue discount	—	X
Gain/loss on repurchase of convertible debt securities	—	X

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Results of Operations

Revenues: Total revenues for the third quarter of 2010 were $133.7 million, a seven percent increase from revenues of $124.5 million for the same period in 2009, and a two percent increase from the second quarter 2010 revenues of $131.3 million. The year-over-year increase is entirely a result of organic growth factors, to include the continued adoption of CSG’s solutions, and to a lesser degree, the full quarterly impact of the customer conversions to CSG’s systems during the second half of 2009.

Non-GAAP Results: Non-GAAP operating income for the third quarter of 2010 was $26.9 million, or 20.2% of total revenues, which compares to $22.5 million, or 18.0%, for the same period last year. The non-GAAP operating income for the third quarter of 2010 excludes $2.6 million of Intec acquisition-related charges and $1.8 million of data center transition expenses, and the non-GAAP operating income for the third quarter of 2009 excludes $5.2 million of data center transition expenses. The increase in non-GAAP operating margin between years can be attributed to the revenue growth discussed above, scale benefits, and the operational and financial benefits related to our data center migration.

CSG Systems International, Inc.

October 26, 2010

Non-GAAP EPS for the third quarter of 2010 of $0.59 increased 13% when compared to non-GAAP EPS of $0.52 for the third quarter of 2009, with this increase primarily the result of the improved non-GAAP operating margin over the same period last year.

GAAP Results: GAAP operating income for the third quarter of 2010 was $22.5 million, or 16.8% of total revenues, compared to $17.3 million, or 13.9%, for the third quarter of 2009.

GAAP EPS from continuing operations for the third quarter of 2010 was $0.35, compared to $0.29 for the same period last year, and was impacted by the following items:

•	the Intec acquisition-related charges of $2.6 million for the quarter ended September 30, 2010, negatively impacted GAAP EPS from continuing operations by ($0.05);

•

the data center transition expenses of $1.8 million and $5.2 million for the quarters ended September 30, 2010 and 2009, negatively impacted GAAP EPS from continuing operations by ($0.04) and ($0.10), respectively; and

•	the loss on repurchase of convertible debt securities of $1.7 million for the quarter ended September 30, 2010, negatively impacted GAAP EPS from continuing operations by ($0.03).

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	September 30, 2010	June 30, 2010	December 31, 2009
Cash, cash equivalents, restricted cash for Intec acquisition and short-term investments (1)	$212,332	$229,666	$198,377
Net trade accounts receivable (2)	113,319	100,393	107,810
Total long-term debt (1):
Par value	$177,199	$200,404	$170,300
Unamortized original issue discount	(36,960)	(39,553)	(12,853)

Net debt carrying amount	$140,239	$160,851	$157,447

(1)	The sequential decrease in cash and investments during the third quarter of 2010 relates primarily to CSG’s repurchase of $23.2 million (par value) of its 2004 convertible debt at a cost of $23.9 million.
(2)	The sequential increase in net trade accounts receivable of approximately $13 million during the third quarter of 2010 relates primarily to normal fluctuations in the timing of payments from certain clients at or around quarter end. In the first week following quarter end, CSG collected over $13 million of outstanding accounts receivable.

CSG Systems International, Inc.

October 26, 2010

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	September 30, 2010	June 30, 2010	September 30, 2009
Cash Flows from Operating Activities:
Operations	$27,305	$25,052	$30,593
Changes in operating assets and liabilities (3)	(8,805)	(641)	7,289

Net cash provided by operating activities	$18,500	$24,411	$37,882

Cash Flows from Investing Activities:
Purchases of property and equipment	$(2,339)	$(3,471)	$(10,092)

(3)	The changes in operating assets and liabilities for the for the third quarter of 2010 were negatively impacted by the increase in the accounts receivable balance at September 30, 2010, discussed above. In the first week following quarter end, CSG collected over $13 million of outstanding accounts receivable.

CSG Reaches Agreement to Acquire Intec Telecom

On September 24, 2010, CSG reached an agreement to acquire Intec Telecom, a United Kingdom-based international provider of Business Support Systems software. Intec serves 60% of the world’s top 100 communications service providers, including leaders in fixed, mobile, and next-generation networks. The Boards of Directors of both CSG and Intec Telecom have reached an agreement on the terms of a recommended cash offer, and the Intec Telecom Board of Directors has recommended that Intec shareholders approve the transaction. Under the terms of the proposed acquisition, Intec Telecom Shareholders will be entitled to receive 72.0 pence in cash for each Intec Share, valuing the transaction at approximately $372 million. The acquisition is expected to close during the fourth quarter of 2010.

CSG will finance the acquisition by utilizing no less than $130 million of its existing cash resources and new debt facilities. On September 24, 2010, CSG entered into a $300 million Credit Agreement which includes a $200 million, six-year term loan facility and a $100 million, five-year revolving loan facility to help fund the acquisition and transaction-related costs.

2010 Financial Guidance

A summary of CSG’s financial guidance for the full year 2010 is as follows:

Revenues	$522 - $530 million
Non-GAAP EPS	$2.22 - $2.27
GAAP EPS from continuing operations	$0.93 - $0.98

CSG’s 2010 GAAP guidance includes the impact of the Intec acquisition-related charges of approximately $16 million (or $0.31 per diluted share), which assumes the transaction closes before year end. Of this amount, approximately $10 million will be included in operating expenses, and approximately $6 million will be reflected in the other income (expense) section of CSG’s Condensed Consolidated Statement of Income. Because of the uncertainty in the timing of the close of the transaction, however, CSG’s 2010 guidance does not include any estimated impact from Intec’s operations or new debt financing costs related to the transaction.

CSG Systems International, Inc.

October 26, 2010

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Conference Call

CSG will host a one-hour conference call on October 26, 2010, at 5:00 p.m. ET, to discuss CSG’s third quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com. In addition, to reach the conference by phone, dial (877) 941-2928 and ask the operator for the CSG Systems conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International, Inc.

Headquartered in Englewood, Colorado, CSG Systems International, Inc. (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately two-thirds of its revenues from four clients;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to convert clients to its solutions in a timely and effective manner;

•	CSG’s dependency on the North American communications industry;

•	increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s continued ability to protect its intellectual property rights; and

•	fluctuations in credit market conditions and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Vice President of Investor Relations

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG Systems International, Inc.

October 26, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$67,349	$163,489
Restricted cash for Intec acquisition	130,000	—
Short-term investments	14,983	34,888

Total cash, cash equivalents, restricted cash for Intec acquisition and short-term investments	212,332	198,377
Trade accounts receivable-
Billed, net of allowance of $2,355 and $2,036	113,319	107,810
Unbilled and other	9,101	9,140
Deferred income taxes	9,240	16,826
Income taxes receivable	3,890	2,114
Other current assets	19,563	9,575

Total current assets	367,445	343,842
Property and equipment, net of depreciation of $97,122 and $88,195	46,787	56,799
Software, net of amortization of $43,949 and $40,266	10,650	12,157
Goodwill	108,507	107,052
Client contracts, net of amortization of $131,564 and $122,666	35,894	41,407
Other assets	9,914	4,920

Total assets	$579,197	$566,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized original issue discount of $1,027 and zero	$26,172	$—
Client deposits	30,698	29,906
Trade accounts payable	21,901	26,856
Accrued employee compensation	34,384	26,598
Deferred revenue	29,767	26,307
Other current liabilities	15,372	9,894

Total current liabilities	158,294	119,561

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $35,933 and $12,853	114,067	157,447
Deferred revenue	17,153	20,498
Income taxes payable	—	5,889
Deferred income taxes	47,658	42,198
Other non-current liabilities	7,300	8,474

Total non-current liabilities	186,178	234,506

Total liabilities	344,472	354,067

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,079,497 shares and 35,125,943 shares outstanding	641	636
Additional paid-in capital	436,433	408,722
Treasury stock, at cost, 29,956,808 shares and 28,456,808 shares	(704,963)	(675,623)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	7	10
Unrecognized pension plan losses and prior service costs, net of tax	(897)	(919)
Accumulated earnings	503,504	479,284

Total stockholders’ equity	234,725	212,110

Total liabilities and stockholders’ equity	$579,197	$566,177

CSG Systems International, Inc.

October 26, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues:
Processing and related services	$124,984	$116,267	$368,393	$345,854
Software, maintenance and services	8,707	8,281	26,907	27,076

Total revenues	133,691	124,548	395,300	372,930

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	61,675	62,182	197,604	183,679
Software, maintenance and services	6,120	6,572	18,000	19,526

Total cost of revenues	67,795	68,754	215,604	203,205
Other operating expenses:
Research and development	19,113	17,787	56,615	52,496
Selling, general and administrative	19,396	15,084	52,608	43,891
Depreciation	4,865	5,540	16,578	14,681
Restructuring charges	—	76	214	184

Total operating expenses	111,169	107,241	341,619	314,457

Operating income	22,522	17,307	53,681	58,473

Other income (expense):
Interest expense	(1,562)	(1,395)	(4,739)	(4,362)
Amortization of original issue discount	(1,462)	(2,017)	(5,447)	(6,325)
Gain (loss) on repurchase of convertible debt securities	(1,683)	—	(12,635)	1,468
Interest and investment income, net	157	215	524	1,053
Other, net	13	(13)	17	(13)

Total other	(4,537)	(3,210)	(22,280)	(8,179)

Income before income taxes	17,985	14,097	31,401	50,294
Income tax provision	(6,295)	(4,229)	(7,181)	(16,898)

Income from continuing operations	11,690	9,868	24,220	33,396

Discontinued operations:

Income from discontinued operations	—	—	—	—
Income tax provision	—	1,471	—	1,471

Discontinued operations, net of tax	—	1,471	—	1,471

Net income	$11,690	$11,339	$24,220	$34,867

Basic earnings per common share:
Income from continuing operations	$0.36	$0.29	$0.73	$0.97
Discontinued operations, net of tax	—	0.04	—	0.04

Net income	$0.36	$0.33	$0.73	$1.01

Diluted earnings per common share:
Income from continuing operations	$0.35	$0.29	$0.72	$0.97
Discontinued operations, net of tax	—	0.04	—	0.04

Net income	$0.35	$0.33	$0.72	$1.01

Weighted-average shares outstanding – Basic:

Common stock 33,070 33,084 Common stock	32,365	33,287	32,573	33,186
Participating restricted stock	464	1,008	579	1,143

Total	32,829	34,295	33,152	34,329

Weighted-average shares outstanding – Diluted:

Common stock	32,625	33,419	32,834	33,269
Participating restricted stock	464	1,008	579	1,143

Total	33,089	34,427	33,413	34,412

CSG Systems International, Inc.

October 26, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Net income	$24,220	$34,867
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	16,578	14,681
Amortization	12,963	10,463
Amortization of original issue discount	5,447	6,325
Gain on short-term investments and other	(112)	(540)
(Gain)/loss on repurchase of convertible debt securities	12,635	(1,468)
Deferred income taxes	(160)	17,044
Excess tax benefit of stock-based compensation awards	(1,138)	(145)
Stock-based employee compensation	9,300	9,473

Subtotal	79,733	90,700
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(5,470)	8,322
Other current and non-current assets	(3,966)	(2,148)
Income taxes payable/receivable	(6,987)	(10,798)
Trade accounts payable and accrued liabilities	10,810	8,461
Deferred revenue	115	2,911

Net cash provided by operating activities	74,235	97,448

Cash flows from investing activities:
Purchases of property and equipment	(9,858)	(34,476)
Purchases of short-term investments	(61,888)	(41,966)
Proceeds from sale/maturity of short-term investments	81,900	63,800
Purchase of foreign currency hedge	(5,673)	—
Acquisition of businesses, net of cash acquired	(3,264)	(7,391)
Acquisition of and investments in client contracts	(3,610)	(7,244)
Change in restricted cash for Intec acquisition	(130,000)	—

Net cash used in investing activities	(132,393)	(27,277)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,046	1,067
Repurchase of common stock	(33,942)	(6,503)
Payments on acquired equipment financing	(837)	(722)
Proceeds from long-term debt	150,000	—
Repurchase of convertible debt securities	(148,846)	(26,714)
Payments of deferred financing costs	(6,541)	—
Excess tax benefit of stock-based compensation awards	1,138	145

Net cash used in financing activities	(37,982)	(32,727)

Net increase (decrease) in cash and cash equivalents	(96,140)	37,444
Cash and cash equivalents, beginning of period	163,489	83,886

Cash and cash equivalents, end of period	$67,349	$121,330

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$3,781	$2,547
Income taxes	14,331	9,175

CSG Systems International, Inc.

October 26, 2010

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income and non-GAAP EPS. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the GAAP amounts excluded from the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

October 26, 2010

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses	X	X
Intec acquisition-related charges	X	X
One-time adjustments to income tax reserves	—	X
Stock-based compensation	—	X
Amortization of acquired intangible assets	—	X
Amortization of original issue discount (“OID”)	—	X
Gain/loss on repurchase of convertible debt securities	—	X

CSG believes that excluding certain items provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

The data center transition expenses are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The Intec acquisition-related charges relate to certain direct and incremental expenses related to the announcement of CSG’s intent to acquire Intec, and are not considered reflective of CSG’s recurring core business operating results. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

The benefit of the one-time adjustments to income tax reserves related to the completion of the IRS examination during the second quarter of 2010 is not considered reflective of CSG’s normal income tax rate. The exclusion of this item in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

CSG Systems International, Inc.

October 26, 2010

•

Amortization of acquired intangible assets results from the acquisition of businesses. A portion of the purchase price in an acquisition is allocated to the intangible assets (e.g., software, client relationships, etc.) acquired, and is then amortized to expense over the estimated useful life of the respective intangible asset. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The amortization of the convertible debt securities OID is additional interest expense as a result of the adoption of a new accounting pronouncement effective January 1, 2009. The exclusion of these costs in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current interest expense with historical periods prior to the adoption of this new accounting pronouncement. In addition, the interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible debt securities are not considered reflective of CSG’s recurring core business operating results. The exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated quarters and nine months then ended are as follows (in thousands, except percentages):

	Quarter Ended September 30, 2010		Quarter Ended September 30, 2009
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$22,522	16.8%	$17,307	13.9%
Data center transition expenses	1,825	1.4%	5,158	4.1%
Intec acquisition-related charges	2,601	2.0%	—	—

Non-GAAP operating income	$26,948	20.2%	$22,465	18.0%

CSG Systems International, Inc.

October 26, 2010

	Nine Months Ended September 30, 2010		Nine Months Ended September 30, 2009
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$53,681	13.6%	$58,473	15.7%
Data center transition expenses	20,142	5.1%	9,215	2.5%
Intec acquisition-related charges	2,601	0.6%	—	—

Non-GAAP operating income	$76,424	19.3%	$67,688	18.2%

Non-GAAP EPS:

The reconciliations of GAAP EPS from continuing operations to non-GAAP EPS for the indicated quarters and nine months then ended are as follows (in thousands, except per share amounts):

	Quarter Ended September 30, 2010		Quarter Ended September 30, 2009
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$17,985	$0.35	$14,097	$0.29
Data center transition expenses	1,825	0.04	5,158	0.10
Intec acquisition-related charges	2,601	0.05	—	—
Stock-based compensation	3,116	0.06	3,235	0.07
Amortization of acquired intangible assets	1,159	0.03	1,215	0.02
Amortization of OID	1,462	0.03	2,017	0.04
Loss on repurchase of convertible debt securities	1,683	0.03	—	—

Non-GAAP income before income taxes	$29,831	$0.59	$25,722	$0.52

	Nine Months Ended September 30, 2010		Nine Months Ended September 30, 2009
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$31,401	$0.72	$50,294	$0.97
One-time adjustments to income tax reserves (3)	—	(0.13)	—	—
Data center transition expenses	20,142	0.38	9,215	0.18
Intec acquisition-related charges	2,601	0.05	—	—
Stock-based compensation	9,300	0.17	9,473	0.18
Amortization of acquired intangible assets	3,486	0.07	4,889	0.10
Amortization of OID	5,447	0.10	6,325	0.12
(Gain) loss on repurchase of convertible debt securities	12,635	0.24	(1,468)	(0.03)

Non-GAAP income before income taxes	$85,012	$1.60	$78,728	$1.52

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

CSG Systems International, Inc.

October 26, 2010

(2)	These items (excluding the one-time adjustments to income tax reserves discussed in Note 3 below) represent the after-tax impact to income from continuing operations on a per diluted share basis using: (i) CSG’s effective income tax rate of 35% and 30%, respectively, for the quarters ended September 30, 2010 and 2009, and a normalized effective income tax rate of approximately 37% for the nine months ended September 30, 2010, and 34% for the nine months ended September 30, 2009; and (ii) weighted-average diluted shares outstanding of 33.1 million and 33.4 million, respectively, for the quarter and nine months ended September 30, 2010, and 34.4 million for the quarter and nine months ended September 30, 2009.
(3)	For the nine months ended September 30, 2010, CSG’s effective income tax rate was 23%, primarily as a result of the completion during the period of an IRS examination of CSG’s Federal income tax returns for fiscal years 2006, 2007, and 2008. Under current accounting rules, CSG was required to establish income tax reserves related to the uncertainty in the realization of certain tax credits and incentives over the last several years. Upon successful completion of the IRS examination during the second quarter, favorable adjustments to these income tax reserves were necessary. The impact of the one-time tax benefit related to the adjustments to these income tax reserves is not considered reflective of CSG’s normal income tax rate. As a result, for purposes of calculating its non-GAAP EPS for the nine months ended September 30, 2010, CSG has excluded the income tax benefit related to the one-time adjustments to income tax reserves.

Non-GAAP Financial Measures – 2010 Financial Guidance

Non-GAAP Operating Income:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2010 full year financial guidance, is as follows:

2010 Guidance
GAAP operating income margin (“14% range”)	14.0%
Data center transition expenses as a percentage of total revenues (4)	3.5%
Intec acquisition-related costs as a percentage of total revenues (5)	2.0%

Non-GAAP operating income margin (“mid-19% range”)	19.5%

(4)	This represents the pretax impact of the estimated 2010 data center transition expenses of approximately $20 million on CSG’s operating income margin.
(5)	CSG expects to incur 2010 Intec acquisition-related charges of approximately $16 million, which assumes the transaction closes before year end. This represents the approximately $10 million of these charges that will be included in operating expense, and thus, impact CSG’s operating margin. The remainder of the Intec acquisition related charges of approximately $6 will be reflected in CSG’s other income (expense) section of its Condensed Consolidated Statement of Income, and thus, do not impact CSG’s operating margin. Because of the uncertainty in the timing of the close of the transaction, however, CSG’s 2010 guidance does not include any estimated impact from Intec’s operating results.

CSG Systems International, Inc.

October 26, 2010

Non-GAAP EPS:

The reconciliation of GAAP EPS from continuing operations to non-GAAP EPS as included in CSG’s 2010 full year financial guidance is as follows:

	2010 Guidance Range (6)
	Low Range	High Range
GAAP EPS from continuing operations	$0.93	$0.98
One-time adjustments to income tax reserves (7)	(0.12)	(0.12)
Data center transition expenses (8)	0.39	0.39
Intec acquisition-related charges (9)	0.31	0.31
Stock-based compensation (10)	0.24	0.24
Amortization of acquired intangible assets (11)	0.09	0.09
Amortization of OID (12)	0.13	0.13
Loss on repurchase of convertible debt securities (13)	0.25	0.25

Non-GAAP EPS	$2.22	$2.27

(6)	The after-tax impact of these items (excluding the one-time adjustments to income tax reserves discussed in Note 3 above) is calculated using: (i) a normalized effective income tax rate of approximately 35% for 2010, which excludes the one-time benefits related to the adjustments to certain income tax reserves as discussed in Note 3 above; and (ii) the estimated weighted-average diluted shares outstanding of 33.4 million for 2010.
(7)	This represents the impact on a per diluted share basis of the one-time adjustments to income tax reserves recorded in the second quarter of 2010 (see Note 3 above).
(8)	This represents the after-tax impact on a per diluted share basis of the full year data center transition expenses of approximately $20 million in 2010.
(9)	This represents the after-tax impact on a per diluted share basis of the full year Intec acquisition-related charges of approximately $16 million estimated in 2010, which assumes the transaction closes before the end of 2010. Because of the uncertainty in the timing of the close of the transaction, however, CSG’s 2010 guidance does not include any estimated impact from from Intec’s operations or new debt financing costs related to the transaction.
(10)	This represents the after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $13 million estimated in 2010.
(11)	This represents the after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $5 million estimated in 2010.
(12)	This represents the after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $7 million estimated in 2010.
(13)	This represents the after-tax impact on a per diluted share basis of the loss on the repurchase of convertible debt securities of approximately $13 million in 2010. At this time, CSG’s 2010 guidance does not assume any additional debt repurchases of its convertible debt securities.